EXHIBIT 99.1



Cheetah Oil and Gas (PNG) Ltd      PPL 246 Hydrocarbons                   3D GEO









                            Hydrocarbon Prospectivity

                          of PPL 246, Papua New Guinea

                    Summary Report on the Phase One Analysis

                        for Cheetah Oil and Gas (PNG) Ltd

                              3D-GEO, November 2004










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Cheetah Oil and Gas (PNG) Ltd      PPL 246 Hydrocarbons                   3D GEO





This document and the opinions expressed herein are based on information provided to 3D-GEO by Cheetah Oil & Gas (PNG) Ltd., available published information, discussion with Cheetah staff and 3D-GEO's first-hand knowledge and experience of the project area. 3D-GEO has no reason to believe that any information has been withheld but this does not imply that a comprehensive audit has been made of all technical, legal or economic records.

By receiving this report Cheetah Oil & Gas (PNG) Ltd agrees to indemnify, defend and hold harmless 3D-GEO to the extent permitted by law, from and against the entirety of all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs amounts paid in settlement, liabilities (of any kind whatsoever, whether due or to become due, including liability for taxes), obligations taxes (of whatsoever, including any interest, penalty or addition thereof, whether disputed or not), liens, losses, expenses damages and fees, including court costs and reasonable attorneys' fees and expenses that 3D-GEO may suffer resulting from, arising out of, relating to, in the nature of or caused by Cheetah Oil & Gas (PNG) Ltd in conjunction with this temporary engagement, excluding from such, indemnity damages caused by 3D-GEO's fraud, gross negligence, misrepresentation, violation or alleged violation of law, or willful misconduct. The termination of any action, suit or proceeding by settlement shall not create a presumption that Consultant committed gross negligence, fraud, willful misconduct or knowing violation of law or regulation.


Received on behalf of Cheetah Oil and Gas (PNG) Ltd


Jack Sari, General Manager and Chief Geologist     Date:



                                                                3D-GEO, Nov 2004


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Cheetah Oil and Gas (PNG) Ltd      PPL 246 Hydrocarbons                   3D GEO



                      Hydrocarbon Prospectivity of PPL 246

        Summary Report on the Phase One Analysis by 3D-GEO, November 2004
                      For Cheetah Oil and Gas (PNG) Limited


SUMMARY

PPL 246 lies towards the eastern end of the oil and gas producing fold belt in Papua New Guinea, approximately 30 km southeast of the Southeast Gobe oil and gas field. Four wells were drilled in the licence in the 1950's and discovered an undeveloped gasfield in shallow Miocene carbonates. West of the licence, the Barikewa and Iehi wells discovered gas in Upper Jurassic sandstone reservoirs. Conventional wisdom is that the PPL 246 area is beyond the limit of Upper Jurassic sand deposition, but thin Hedinia and Lower Iagifu sands with oil shows were recorded in the Orie-1 well 1 km north of PPL 246. We suggest that these sands record the northern distal limit of deltaic sand lobes beneath the southeastern and central part of PPL 246, similar to those recorded in the Gobe area, that are 30-50 metres thick. The Koi-Iange and Magobu sandstones may provide deeper reservoir potential.

Seismic interpretation, stratigraphic analysis and seven structural cross sections have allowed mapping at top Mesozoic or top Miocene reservoir level of the Kuru undeveloped discovery, five leads and four more potential leads. Total unrisked mean gas-in-place for all leads and plays is 3.3 tcf. The largest medium-risk lead for a Jurassic sand play is the 100 km2 Middletown Culmination, which has mean, unrisked gas-in-place of 0.75 tcf gas with an upside of 1.4 tcf gas. The current risk is estimated to be 1:19, which is primarily for presence of reservoir. The Culmination lies next to the village of Middletown on the Kikori River and is accessible by barge. It lies along the proposed route of the gas pipeline to Australia.

It is recommended that field mapping be carried out to confirm the structural interpretation, including accurate dating of surface limestone samples. A more extensive study of Jurassic facies is required to better constrain the model for Jurassic sand development in PPL 246. A seismic program should be considered to confirm the structural interpretation and constrain the presence of reservoir.






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                                TABLE OF CONTENTS

INTRODUCTION...............................................................5
REQUIREMENTS (CONTRACT)....................................................6
DATA.......................................................................7
METHODS....................................................................7
   Seismic Interpretation..................................................7
   Sequence Stratigraphy...................................................8
   Structural Evaluation...................................................8
   Probabilistic Resource and Risk Assessment..............................9
SEISMIC INTERPRETATION....................................................10
STRATIGRAPHIC MODEL.......................................................10
   Source Rock............................................................10
   Seal...................................................................11
   Reservoir..............................................................11
STRUCTURAL MODEL..........................................................13
PROSPECT MAPPING..........................................................14
   Middletown Culmination.................................................14
   Victory Junction High..................................................14
   Orie Attic.............................................................15
   West Puri..............................................................15
   North Sireru...........................................................15
   SE Iehi................................................................15
PROBABILISTIC RESOURCE AND RISK ASSESSMENT................................16
CONCLUSIONS AND RECOMMENDATIONS...........................................18
   Prospectivity..........................................................18
   Risk (see Table 1 and Appendices for details)..........................18
   Recommendations........................................................18
REFERENCES................................................................20
3D-GEO NEW GUINEA BIBLIOGRAPHY............................................21







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Cheetah Oil and Gas (PNG) Ltd      PPL 246 Hydrocarbons                   3D GEO


INTRODUCTION

PPL 246 is divided into three main zones, separated by major faults, and each with different stratigraphy. To the southwest of the Orie Fault is the inversion zone with crustal scale faults active in the Mesozoic and Tertiary (See Top Mesozoic and Top Darai Limestone maps for positions of faults). North of the east-west trending Sireru Fault is the Fold Belt Zone, which is not discussed in detail here as it is outside the license. In the intervening `triangle' is the Gulf Zone, the northeast limit of the Gulf of Papua Foreland Basin in which the Miocene carbonates are buried, so are potential reservoirs. This Gulf Zone contains the Kuru gas discovery and the Sireru well.

PPL 246 lies towards the eastern end of the oil and gas producing fold belt in Papua New Guinea, approximately 30 km southeast of the Southeast Gobe oil and gas field. The area has long been known for its gas seeps and nearby oil-impregnated limestones that crop out in the Irou structure, 24 km to the northeast. Four wells have been drilled in the licence, all completed in the 1950's and testing a near-surface Miocene (Darai) carbonate play. The Kuru-1 well blew out as a gas discovery and was relieved by Kuru 1A. Kuru-2 confirmed the gas discovery, despite difficult drilling conditions. Below the Miocene and Eocene Limestone, the Kuru-3 well drilled a few tens of metres of Cretaceous section then a fairly complete shale section in the Jurassic indicating a paucity of Upper Jurassic sandstone reservoir. In 1959, the Sireru Anticline was drilled to the north, and encountered very minor shows of gas in the shallow Miocene limestone.

Several wells have been drilled immediately to the north and west of the licence, including the Barikewa-1 and Iehi-1 gas discoveries to the west, that are currently non-commercial. The gas was recovered from the Upper Jurassic to basal Cretaceous (Iagifu-Toro) sandstones that constitute the main oil and gas reservoir through the Papuan Fold Belt, sealed by thick overlying Early Cretaceous shales. The Orie and Anesi wells, drilled to the north of the licence, encountered little or no Jurassic-Cretaceous sand, but the Orie well had minor oil shows.


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Cheetah Oil and Gas (PNG) Ltd      PPL 246 Hydrocarbons                   3D GEO



The Papuan fold and thrust belt was formed in the Late Miocene to Pliocene and is thought to mainly comprise break-thrust structures, ie folded first then thrust through the forelimb (eg. Hill et al 2004), involving the whole Jurassic to Miocene section. However, the very large structures at the front of the fold belt, such as the 40 km x 120 km Darai Anticline, involve crustal scale thrusting interpreted to be due to inversion. The large Barikewa, Iehi and Orie anticlines comprise part of this belt. To the east, the Aure Trough and Gulf of Papua contain very thick deposits of Tertiary clastics and carbonate. Importantly, the PPL 246 licence lies mainly within the inversion belt, but at the junction with the fold belt to the north and Aure Trough and Gulf of Papua to the east.


REQUIREMENTS (CONTRACT)

3D-GEO was contracted by Cheetah Oil and Gas (PNG) Ltd in September 2004 to carry out seismic-structural-stratigraphic analyses for three months on three PNG licences, including PPL 246. The charter for PPL 246 was to:-

     1. Undertake seismic interpretation of data acquired in the Victory Junction Survey (125 km)

     2.   Undertake Structural and Stratigraphic modeling

     3. Validate leads and undertake prospect mapping and estimate volumes, with a focus (Jack Sari pers com) on the Kuru and Orie structures.

3D-GEO proposed that this be part of a comprehensive analysis which would include (as Phase 2):

     o    A review of all data and literature

     o    Entering all data in a digital format

     o    Petroleum Systems and Play Fairway Analysis

     o    Geochemical analysis

     o    Basin Modelling

     o    Acquisition of new field data

     o    Complete and upgrade the prospect inventory

     o    High grade the prospectivity applying segment analysis.



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Cheetah Oil and Gas (PNG) Ltd      PPL 246 Hydrocarbons                   3D GEO


This program was undertaken as part of the year 1&2 licence commitment for Cheetah Oil and Gas (PNG) Ltd, which is:

Year-1 & Year-2 (15/10/2003 - 14/10/2005)
Undertake the following at a cost of US$4.0 million

     |X|  Conduct review of all available data and literature;

     |X|  Reprocess existing seismic data;

     |X|  Interpret   seismic  and  integrate   into  regional   geological  and
          geophysical review of the licence;

     |X|  High grade prospective areas; and

     |X|  Drill a well to test an exploration target (before 14/10/2005).


DATA

PPL 246 data were supplied by Cheetah Oil and Gas (PNG) Ltd in September and October 2004. The data comprised:-

1:250,000 GSPNG geological maps

1:100,000 Topographic Maps

1988-1993 geological and geophysical reports from Base Resources for PPL 56, the previous licence covering this area.

Digital reprocessed Victory Junction Seismic data

Kuru-2 well velocity survey.

Sireru, Kuru, Orie, Muabu, Iehi and Barikewa well completion and log reports and Anesi log report.

Palynology reports on Barikewa, Omati, Orie, Kuru-2 and NW Iehi wells.




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METHODS

Seismic Interpretation

The reprocessed seismic data were loaded onto SeisX, and tied to the Kuru-2 velocity survey and Barikewa time-depth curve (PPL 56 report). Unfortunately, the ties remain uncertain as the seismic data are particularly poor around the wells as they were drilled on the structural highs where limestone crops out and/or dips are steep. The reprocessing significantly improved the seismic quality compared to that shown in the PPL 56 reports. Seismic data quality varied from moderate to good, where continuous reflectors could be mapped, to very poor with no mappable events. The top and base of the Miocene limestone were relatively well defined and therefore used for mapping. Sequences were correlated within the Mesozoic section, but correlation across major faults and areas of poor data quality was less constrained than for the limestone, particularly in the zones of the major inferred reservoirs and seal. A deep "basement" horizon was interpreted, indicating significant variations in the thickness of the whole Mesozoic section. The seismic interpretation was depth converted to provide an estimate of the depth to Limestone, Basement and Mesozoic horizons along the lines (in order of decreasing confidence), used to constrain cross sections across the licence.

Sequence Stratigraphy

The stratigraphy of the Papuan Fold Belt in a dip direction had previously been assessed by Martin Norvick of 3D-GEO (eg. Hill et al 2000) by constructing lithostratigraphic and chronostratigraphic cross sections. Here, similar sections were constructed mainly in a strike direction, particularly to evaluate the `shaling-out' of the Mesozoic stratigraphy towards the east in the area of PPL 246 and its effect on potential reservoirs. The sections were constructed by correlating the main wells through the area that intersected the Jurassic stratigraphy, by comparison with the Victory Junction seismic data and by careful analysis of the palynological dating of the Mesozoic section in the wells by Roger Morgan (Morgan 1990). Particular attention was paid to the Upper Jurassic section in the wells, including study of the cuttings reports and well logs to detect sand and the presence of hydrocarbons. The results were correlated with the regional facies analyses of Sari et al 1996, Powis 1993, Hulse & Harris 2000, Hirst & Price 1996, Varney & Brayshaw 1993, Gordon et al 2000, Larue & Daniels 2000 and Carman 1993.

Structural Evaluation

Seven structural cross sections (A-G) were constructed across the licence to define the main hydrocarbon leads. The sections did not follow the seismic lines as the seismic was mainly acquired up the valleys (synclines) and not across the structures. The cross sections were constructed in a NE-SW direction, at right angles to the regional strike of beds. The sections were constructed along the lines of geological traverses recorded in the PPL56 geological reports, so as to be constrained by surface dip data. Note that no age data was available for the surface outcrops, particularly in the Miocene limestone, which constitutes the majority of the outcrop. Thus the structural interpretation is based mainly upon dip trends, well correlation, intersection with the depth-converted seismic lines and abundant experience of structural interpretation elsewhere in the Papuan Fold Belt. The structural interpretation is considered to be sound, but would benefit from age dating of the surface samples, particularly Sr isotope and micropalaeontological dating of the limestones.



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Depth  structure  maps of PPL 246 were  constructed  for the Top Mesozoic  (base limestone) horizon and, where buried, the Top Limestone horizon. The potential Jurassic reservoir horizons were not mapped as they were not well enough defined with existing data, but the Top Mesozoic map reflects their structural configuration. The maps were constructed by correlating the depth converted seismic data and the seven regional cross sections.

Probabilistic Resource and Risk Assessment

The hydrocarbon trap rock-volumes and resource assessments were quantified probabilistically using Logicom's REP(TM) software (Reserves Evaluation Programme) which is an adaptation of CrystalBall(TM) customized for the oil and gas industry. Structural trap contours were planimetered at the top Darai and Top Ieru levels and in the case of the latter isopached to the potential Mesozoic reservoir sand levels (the Toro, Iagifu and Koi Iange sands). Other structural data such as the gas water level in Kuru-2 were incorporated into the structural model where appropriate.

P90 and P10 values for hydrocarbon and reservoir parameters were derived from offset wells and the distribution of these variables were assumed to be normal. The footnotes under each parameter distribution in the full report describes the data source and serves as an audit trail. Gas is interpreted to be the most likely hydrocarbon phase present in PPL246 based on its presence in surrounding wells in both Mesozoic and Tertiary reservoir sections. Gas compressibility was calculated using reservoir temperature and pressure assumptions based on normal hydrostatic gradients and a regional thermal gradient of 3(0) C/km based on the temperature data from Orie-1 well.


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Cheetah Oil and Gas (PNG) Ltd      PPL 246 Hydrocarbons                   3D GEO


Probabilistic ranges of resource estimates were generated using a large number of iterations with a single fixed seed. The results are reported in a single page summary format in Appendix 1 to this report and a .pdf file containing the complete nine page report for each assessment is provide to the client on a CD.

The geological parameters of reservoir, source and trap were reviewed with respect to their likely presence and effectiveness to support the P90 resource assessment. Whilst these risk factors are arguably conjectural they have been rigorously and consistently applied to permit a reliable comparison and ranking of the structures as candidates for future exploration activity.

SEISMIC INTERPRETATION

The seismic data have been fully interpreted in Seisx and interpretations of the key lines are shown in Appendix 1, a shotpoint map and a twt map of the top Ieru horizon.

STRATIGRAPHIC MODEL

The stratigraphic variations across PPL 246 are illustrated on the accompanying chronostratigraphic chart and the attached powerpoint presentation. The key points are summarized here, particularly addressing potential reservoir horizons.

Source Rock

Source is not considered to be a significant risk in PPL 246 as many of the structures are known to be charged. The Miocene Darai Limestone in the Kuru well contains gas, as do the Upper Jurassic sands in the Iehi and Barikewa wells to the west. The thin Upper Jurassic Iagifu Sands in the Orie well, 1 km north of the licence, contained oil as indicated from fluorescence of cuttings. The main source rock is considered to be the Middle Jurassic Barikewa Mudstone, which reached maximum maturity during Mio-Pliocene burial and thrusting, expelling hydrocarbons updip to the south and west into the newly formed structural and stratigraphic traps. There are four other source rock horizons. The Lower-Middle Jurassic Magobu Coal Measures are a potential gas and oil source and the Upper Jurassic Imburu Mudstone may be a good oil source rock in its distal facies. The proximal facies in the fold belt and to the southwest is lean. The Cretaceous basal Ieru Formation may be a source rock and the distal equivalent Chim Formation to the north has been shown to be an oil source rock. In the Goroka area to the north, the Paleocene section has been shown to be an oil source rock, although it is absent in PPL 246.



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Seal

The seal for the Miocene Darai Limestone in the Gulf Zone is the overlying mudstones of the Orubadi and Era Beds. Whilst an effective seal, the limestone is at depths of only a few hundred metres on the crests of the anticlines in the Gulf Zone, so seal effectiveness is locally a risk. The main reservoir in the Papuan Fold Belt is the Upper Jurassic sands (discussed below), which are sealed by the Cretaceous Ieru Formation, which is usually 1-1.5 km thick in the central and western fold belt. As shown on the Chronostratigraphic chart, the Ieru formation has been eroded in the Gulf Zone and is only a few tens of metres thick in the Kuru wells. Seismic interpretation suggests that the Ieru Formation varies in thickness from 200 m to 700 m in the Inversion Zone, so that seal effectiveness is locally a risk. The deeper Koi-Iange sands and Magobu sands are overlain by a thick Jurassic shale section so are well sealed.

Reservoir

There are four main reservoir horizons in the Papuan Fold Belt, two of which have been proven. The proven reservoirs are the Miocene Darai Limestone and the Upper Jurassic sands (Toro, Digimu, Hedinia and Iagifu). Untested reservoirs are the Callovian-Oxfordian Koi-Iange Sandstone and the Lower to Middle Jurassic Magobu Coal Measures (see Chronostratigraphic chart). The Miocene Darai
Limestone is exposed throughout the Inversion Zone, but is a proven gas reservoir in the Kuru anticline in the Gulf Zone, and a sub-commercial oil reservoir in the Puri Anticline 55 km to the east.



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                  [GRAPHIC of Chronostratigraphic Diagram and
                the Iagifu isopach map of Hulse & Harris (2000)]








Figure 1: Inferred Iagifu delta lobes SE of Barikewa, based on Simplex and Pellucida Iagifu sand stringers in Orie-1 (see chronostratigraphic diagram) and the Iagifu isopach map of Hulse & Harris (2000).

In terms of Upper Jurassic reservoirs, several authors consider the PPL 246 area to be beyond the limit of sand deposition at that time, due to the thin sandstones recorded in the Iehi, Barikewa and Orie wells and the absence of sandstone in the Kuru wells. Facies analysis and palynological dating (Morgan
1990) indicate that the Upper Toro Sandstone and Digimu Sandstone have shaled out in PPL 246 and that the Lower Toro Sandstone has been eroded due to uplift on a basement high in the Orie-Barikewa-Gobe area. However, thin Hedinia (Simplex) and Lower Iagifu (Pellucida) sands with oil shows were recorded in the Orie well 1 km north of PPL 246. Here we suggest that these sands record the northern distal limit of deltaic sand lobes beneath the inversion zone of PPL 246, similar to those recorded in the Gobe area that are 30-50 metres thick (Figure 1; Hulse and Harris 2000).

The nature and extent of the Koi-Iange and Magobu sands are unknown and are generally not tested as they are considered to be too deep. However, the PPL 246 licence may be an ideal area to test these plays as the thin Upper Jurassic and Cretaceous section means that the Koi-Iange and Magobu sands, if present, are within reach of the bit on the giant Orie Anticline. The Koi-Iange and Magobu sandstones may be at depths of 3 and 4.5 km respectively.

The presence and depth of all the Jurassic reservoirs needs to be tested by the acquisition of high quality reflection seismic data and/or by drilling.




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STRUCTURAL MODEL

Seven cross sections were constructed across PPL 246, with no vertical exaggeration and varying in length from 30 to 65 km. The sections cross all the major leads except the SE Iehi structure in the northwest of the licence, which was not assessed due to a paucity of data. Three main structural styles were recognized; inverted crustal-scale faults as in the giant Orie Anticline (Section A), thin-skinned fold and thrust structures as in Kuru and Sireru (Sections F and G) and a basement high, possibly mildly inverted as in the Middletown Culmination (Section F).

The  interpretation  of seismic data indicates a substantially  thicker Mesozoic section in the Hangingwall of the Orie Thrust, suggesting that it was a down-to-the-south extensional fault in the Mesozoic with growth in the hangingwall. At this time the Gulf Zone of PPL 246 would have been relatively high, but still distal from the Australian sediment source. In the Upper Jurassic, the northern part of the area was mildly uplifted causing erosion of the Toro sediments in the Orie-Gobe region. In the Cretaceous the south-eastern part of the area was uplifted causing erosion of Ieru sediments. These thickness variations are not currently well constrained by seismic data.

In the Eocene the area subsided followed by an Oligocene hiatus. In the Miocene Miocene, there was further regional subsidence and Darai platform carbonates were deposited to the southwest, with the platform edge lying above the Orie Fault. This suggests an underlying structural control, possibly minor Early Miocene inversion. To the east of the Orie Fault Miocene shaley limestones were deposited in deep water in the Gulf Zone. As the fold and thrust belt developed to the north in the Late Miocene, Orubadi Beds and Era Beds were deposited in the deep water basin of the Gulf Zone, as shown by foresets on seismic data around the Kuru anticline (Appendix 1). This shelf to basin transition is similar to that mapped along strike in the Kagua area by Hill et al (1990). In the latest Miocene to Pliocene thin-skinned fold and thrust structures were formed in the Gulf Zone and there was inversion of the crustal scale faults in the inversion zone creating large anticlinal structures (sections A-G).
Continued Pliocene to Recent burial occurred in the Gulf Zone further east, allowing generation and expulsion of hydrocarbons, which could migrate updip to the west towards PPL 246.


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PROSPECT MAPPING

Several leads have been mapped as shown on the Depth Structure maps of the Top Mesozoic and Top Miocene Limestone horizons. The Leads are:- the Middletown Culmination, the Victory Junction High, Orie Attic, West Puri and North Sireru.

Middletown Culmination

This is a basement high structure that is ~10 km wide with up to 400 metres of relief within structural closure at top Mesozoic level (Top Mesozoic Map and Section F). A thick Iagifu sand lobe is inferred to be present in this area, but needs confirmation by high quality seismic data. Closure to the west towards the Barikewa Anticline is not demonstrated and needs to be confirmed by field mapping and Sr isotope dating of the surface carbonates.

Victory Junction High

This culmination lies on the plunging southern nose of the giant Orie Anticline and the closure is interpreted to have over 200 metres of relief at Top Mesozoic level (Top Mesozoic map and sections D and E). Thin Iagifu sands are interpreted to be present in this area, but approaching the northern limit of Iagifu sand deposition. Seismic line 88-8 suggests that the Ieru Formation seal is only a few hundred metres thick in this area. The structural interpretation needs to be confirmed by field mapping and Sr isotope dating of the surface carbonates and by acquisition of high quality seismic data.


                                                                3D-GEO, Nov 2004
                                       14
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Cheetah Oil and Gas (PNG) Ltd      PPL 246 Hydrocarbons                   3D GEO


Orie Attic

This structural culmination on the giant Orie anticline is inferred to be at the limit of Iagifu sand deposition, so structurally relies on drilling of the untested Koi-Iange and Magobu sands at probable depths of 3-5 km (Top Mesozoic map and sections C and B). For these reservoirs, if present, there may be up to 800 metres of relief within structural closure. In addition, the inferred pinch-out of the Iagifu sands within the giant Orie Anticline allows for development of a possible stratigraphic trap encompassing both the Orie Attic and Victory Junction Highs (see Top Mesozoic map). The structural interpretation needs to be confirmed by field mapping and Sr isotope dating of the surface carbonates and the stratigraphy should be confirmed by acquisition of high quality seismic data.

West Puri

This is a conjectural lead suggested from surface mapping. Miocene Darai Limestone reservoir may be in an anticlinal configuration at depths of ~500 metres (Top Darai map and section G). The structure needs to be tested by seismic data as the Quaternary volcanic cover prohibits field mapping.

North Sireru

This is a conjectural lead suggested from surface mapping. Miocene Darai Limestone reservoir may be in an anticlinal configuration at depths of ~1,000 to 1,500 metres (Top Darai map and section F). The structure needs to be tested by seismic data as the Quaternary volcanic cover prohibits field mapping.

SE Iehi

The presence of the SE Iehi Lead, along trend of the plunging Iehi Anticline, is only hinted at on seismic lines 88-3 and 88-2 in TWT and not confirmed on depth conversion. However because of its proximity to the Barikewa wells where gas is proven in reasonably well developed Toro Sandstone, the geological Chance of Success for the SE Iehi is in the order of an attractive 1 in 9. Additional seismic should be acquired and interpreted to investigate this lead.



                                                                3D-GEO, Nov 2004

Cheetah Oil and Gas (PNG) Ltd      PPL 246 Hydrocarbons                   3D GEO


PROBABILISTIC RESOURCE AND RISK ASSESSMENT

Appendix 2 contains the probabilistic resources assessment realizations generated using Logicom's REP software. Table 1 summarises the results, which are ranked in order of the risk-weighted reserve. A risk factor applied to the Kuru Anticline represents the uncertainty in the distribution of an open fracture system through-out the gross rock volume and its impact on the P90 reserve. A number of medium-risk medium-reward leads for Mesozoic sands are based on an interpretative sedimentary model that invokes a delta lobe is present between the existing well control. The Middletown Lead is the largest of these and has relatively lower risk on structural configuration. The North Sireru and West Puri Leads are higher-risk higher- reward leads with higher rankings on account of the potentially very large gross rock volumes contributing to production. The SE Iehi / Kikori Bend is potentially the most promising exploration target with potential for 100 bcf gas very close to the proposed route of the PNG - Queensland Gas Pipeline and is the most favourably located with respect to potential reservoir sand deposition. A full REP report for each lead is provided to Cheetah Oil & Gas in digital format (.pdf files) on a compact disc.

In addition to the seven probabilistic estimates, a deterministic resource estimate is presented for each of the Sireru, Orie footwall and Mulodi Leads. In the absence of a rigorous well post-mortem for the dry well Sireru-1, the Sireru Anticline may have potential for 150 bcf if the well was an invalid test. The structure of the Mulodi and Orie Footwall leads is poorly defined and the current sedimentological model for Mesozoic reservoir distribution makes them risky.

The identified leads all carry considerable risks estimated to range from 1 in 9 to 1 in 60. The risks are estimated by an assessment of the geological parameters of reservoir, source and trap with respect to their likely presence and effectiveness to support the P90 resource assessment. In most cases the principal risk elements are the presence of an effective reservoir or structural integrity of closure in the absence of sufficient data to confirm in particular north- western closure. Whilst these risk factors are arguably conjectural they have been rigorously and consistently applied to permit a reliable comparison and ranking of the structures as candidates for future exploration activity.



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                                       16

Cheetah Oil and Gas (PNG) Ltd                               PPL 246 Hydrocarbons


Table 1: Summary of the probabilistic resources assessment (generated using Logicom's REP software) ranking leads in order of the risk-weighted reserve for Jurassic sand reservoir and Miocene limestone reservoir.


                                                Risked
                                                 Mean        Risk      C.O.S
Name                        COGL     Status     Reserve     Factor     1 in    Reservoir


Kuru Anticline              100%   Undev Disc.      5        0.12         8    Miocene Limestone            bcf
Middletown Lead             100%      Lead         34        0.05        19    Mesozoic Toro/lagifu Sands   bcf
SE Iehl/Kikorl Bend Lead    100%      Lead         11        0.12         9    Mesozoic Toro Sands          bcf
Orie Attic Lead             100%      Lead          7        0.02        45    Mesozoic Koi lange Sands     bcf
Victory Junction Lead       100%      Lead          6        0.04        26    Mesozoic lagifu Sands        bcf
Orie Footwall Lead          100%      Lead          1        0.04        25    Mesozoic lagifu Sands        bcf
Mulodl Lead                 100%      Lead        0.5        0.04        25    Mesozoic lagifu Sands        bcf
West Puri Lead              100%      Lead         22        0.05        20    Miocene Limestone            bcf
North Sireru Lead           100%      Lead         20        0.05        20    Miocene Limestone            bcf
Sireru Lead                 100%      Lead          2        0.02        60    Miocene Limestone            bcf





                               Unrisked Gas in Place         Unrisked Recoverable Gas
Name                         P90    P50    P10    Mean       P90    P50    P10    Mean       Source


Kuru Anticline                45     75    113      78        28     43     62      44       3D-GEO REP evaluation 11/11/04
Middletown Lead              261    660   1374     754       213    541   1138     622       3D-GEO REP evaluation 11/11/04
SE lehl/Kikorl Bend Lead      51    111    188     116        42     91    157      96       3D-GEO REP evaluation 11/11/04
Orie Attic Lead              172    360    591     374       141    296    492     309       3D-GEO REP evaluation 11/11/04
Victory Junction Lead         50    153    334     176        41    126    276     145       3D-GEO REP evaluation 11/11/04
Orie Footwall Lead                                  52                              31       Deterministic estimation
Mulodl Lead                                         21                              13       Deterministic estimation
West Puri Lead               397    724   1265     787       241    415    700     447       3D-GEO REP evaluation 11/11/04
North Sireru Lead            408    673    997     690       253    383    545     392       3D-GEO REP evaluation 11/11/04
Sireru Lead                                        238                             143       Deterministic estimation
    Sum of Means                                  3287      bcf                   2242       bcf






                                                                3D-GEO, Nov 2004

Cheetah Oil and Gas (PNG) Ltd                               PPL 246 Hydrocarbons


CONCLUSIONS AND RECOMMENDATIONS

Prospectivity

     1.   PPL 246 has proven hydrocarbon source, generation and migration.

     2. PPL 246 has a proven Miocene limestone reservoir and inferred Jurassic sandstone reservoirs.

     3. PPL 246 has proven Pliocene Orubadi Mudstone seal on the limestone and proven Cretaceous Ieru shale seal over the inferred Jurassic sands.

     4. One undeveloped discovery and five leads have been mapped at top Mesozoic or top Miocene reservoir level and four other plays are suggested (See Table 1)

     5.   Total unrisked mean gas-in-place for all leads and plays is 3.3 tcf.

     6. The undrilled Middletown Culmination has mean, unrisked gas in place of 0.75 tcf gas with an upside of 1.4 tcf gas.


Risk (see Table 1 and Appendices for details)

     1.   The primary risk is presence of Jurassic reservoir

     2. A secondary risk is seal as both the Pliocene Orubadi Mudstone and Cretaceous Ieru shale are locally thin, so present a potential risk of breaching.

     3. For the Mesozoic sand play leads, northern or western closure is not confirmed for the Middletown, Victory Junction, nor SE Iehi /Kikori Bend Leads.

     4. The presence, nature and distribution of primary and secondary (fracture) porosity throughout the whole gross-rock volumes modeled is very uncertain. Accordingly the gas-in-place estimates for the Kuru Anticline carry considerable uncertainty

     5. Sustained and commercial gas flow rates are not assured from the Kuru wells which have not been tested.


Recommendations

     1. Ascertain if accurately located field samples still exist from the Base Resources field mapping of this area. If Miocene limestone samples can be found, have them all dated by Sr isotope and Micropalaeontological dating.

     2. Immediately instigate a field program to confirm the surface mapping of the leads, specifically closure of the Middletown culmination to the west and presence of the Orie Attic and Victory Junction High. This program must include accurate Sr isotope and Micropalaeontological dating of surface limestone samples.



                                                                3D-GEO, Nov 2004

Cheetah Oil and Gas (PNG) Ltd                               PPL 246 Hydrocarbons


     3. Expand the Jurassic reservoir study to include all recent wells in the area so as to better constrain the model for Jurassic sand development in PPL 246 through the creation of sand fairway maps and risk segment analysis.

     4. Consider acquisition of modern high quality reflection seismic data and the application of amplitude analysis over the key prospects to confirm the structure and constrain the presence of reservoir.

     5. If (4) is not cost effective, carry out potential field analysis of basement and limestone thickness in the area of the Middletown Culmination.

     6. Potential gas flow rates from the Miocene limestone at Kuru requires confirmation possibly by re-entering and testing an existing well and predictive porosity /permeability/ fracture studies on cores, logs, surface outcrops and through the acquisition of image and production logs.

     7. Consider acquisition and interpretation of additional seismic to further investigate the potential 100 bcf accumulation in the SE Iehi Lead on the proposed pipeline route for the PNG Gas Project.

     8.   Implement the Phase 2 assessment of the licence including:

          a.   A review of all data and literature
          b.   Entering all data in a digital format
          c.   Petroleum Systems and Play Fairway Analysis
          d.   Geochemical analysis
          e.   Basin Modelling
          f.   Acquisition of new field data
          g.   Complete and upgrade the prospect inventory
          h.   High grade the prospectivity applying segment analysis.



                                                                3D-GEO, Nov 2004

Cheetah Oil and Gas (PNG) Ltd                               PPL 246 Hydrocarbons


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